EXHIBIT 99.1

iSarla Inc.

Consolidated Financial Statements

December 31, 2006

Report of Independent Accountants

Board of Directors

iSarla Inc.

We have audited the accompanying consolidated balance sheet of iSarla Inc. & Subsidiary (‘the Company’) as of December 31, 2006 and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. Previous year financials have not been audited.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.   An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position of the Company as of December 31, 2006 and the results of its operations and cash flows for the year then ended, in conformity with the accounting principles generally accepted in the United States of America.

/s/KNAV

Atlanta, Georgia

May 2, 2007

Consolidated Financial Statements

Consolidated Balance Sheet

(All amounts in United States Dollars, unless otherwise stated)

As at December 31, 2006
ASSETS
Cash and cash equivalents	2,168,803
Accounts receivable, net	230,049
Other receivables from related parties	116,342
Other current assets	96,525
Total current assets	2,611,719

Property, plant and equipment, net	472,860
Software product development costs	936,104
Intangibles	58,547
Deferred tax assets	738,000
Total assets	4,817,230

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	252,574
Accrued expenses	150,346
Deferred revenues	1,420,960
Total current liabilities	1,823,880

Stockholders’ equity
Common stock	19,784
Additional paid in capital	5,512,526
Treasury stock	(1,071,183)
Accumulated deficit	(1,464,249)
Foreign currency translation adjustment	(3,528)
Total stockholders’ equity	2,993,350
Total liabilities and stockholders’ equity	4,817,230

Consolidated Statement of Income

(All amounts in United States Dollars, unless otherwise stated)

Year ended December 31, 2006
Revenues	5,039,214

Cost of revenues and operating expenses
Cost of revenues	1,767,716
Selling and marketing expenses	784,861
General and administrative expenses	928,226
Total cost of revenues and operating expenses	3,480,803
Earnings before interest, tax, depreciation and amortization	1,558,411
Interest	(969)
Depreciation and amortization	(903,914)
Other income	79,503
Net income before income taxes	733,031
Income tax
Current tax expense	(16,753)
Deferred tax benefit	13,000
Net income	729,278

(The accompanying notes are an integral part of these consolidated financial statements)

Consolidated Statement of Stockholders’ Equity

(All amounts in United States Dollars, unless otherwise stated)

Year ended December 31, 2006

	Common stock	Additional paid in capital	Treasury stock	Accumulated (deficit)	Accumulated other comprehensive income	Total stockholders’ equity
Balance as at January 1, 2006	2,875	5,102,115	—	(2,193,527)		2,911,463

Net income for the year				729,278		729,278

Stock issued	17,959	288,906				306,865

Stock redeemed	(1,050)	(124,950)				(126,000)

Stock compensation expense		246,455				246,455

Treasury stock adjustment			(1,071,183)			(1,071,183)

Foreign currency translation adjustment					(3,528)	(3,528)
Net income for the year					729,278
Comprehensive income					725,750

Balance as at December 31, 2006	19,784	5,512,526	(1,071,183)	(1,464,249)	(3,528)	2,993,350

(The accompanying notes are an integral part of these consolidated financial statements)

Consolidated Statement of Cash Flows

(All amounts in United States Dollars, unless otherwise stated)

Year ended December 31, 2006
(A) Cash inflow/ (outflow) from operating activities
Net income	729,278
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	903,914
Bad debt expense	43,907
Current tax expense	3,790
Deferred tax benefit	(13,000)
Changes in operating assets and liabilities
Accounts receivables	180,298
Prepaid expenses and other current assets	184,675
Accounts payables	(137,109)
Other current liabilities	(647,944)
Net cash provided by operating activities	1,247,809

(B) Cash inflow/ (outflow) from investing activities
Purchase of fixed assets	(340,620)
Software product development cost	(627,808)
Net cash used in investing activities	(968,428)

(C) Cash inflow/ (outflow) from financing activities
Issuance of common stock	427,320
Purchase of treasury stock	(1,071,183)
Net cash used in financing activities	(643,863)

Net increase /(decrease) in cash and cash equivalents	(364,482)
Foreign currency translation adjustment	(3,528)
Cash and cash equivalents at the beginning of the year	2,536,813
Cash and cash equivalents at the end of the year	2,168,803
Non — Cash Activity:
During 2006, $228,165 of accrued expenses were paid by awards of restricted stock
Cash and cash equivalents comprise
Cash on hand	882
Balances with banks	2,167,921
Supplemental information
Interest paid	969
Income tax paid	15,668

(The accompanying notes are an integral part of these consolidated financial statements)

Notes to Consolidated Financial Statements

(All amounts in United States Dollars, unless otherwise stated)

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements are as follows:

1.              Organization and Nature of operations

iSarla Inc. (“the Company”), a Delaware corporation organized on April 4, 2000, is an application service provider, that provides an integrated online suite of solutions for managing and communicating human resource, employee benefits, and payroll information. The Company conducts its business under the trade name “iEmployee” and distributes its products both by direct sales and through other resellers.  For a tiered monthly fee based upon the number of employees, the hosted application gathers employee information in a centralized database.  The database in turn is accessible by its customers, their employees and others depending upon authorization levels.  Services include HR Software with Benefit Solution, Time and Attendance, Project Timesheet, Online Timesheet, Paid Time Off, Pay Stub/W-2, Expense Management, and Employee Self Service.  In addition, the Company provides consulting and other ancillary services.

During the year 2005, iSarla Inc. formed iSarla Software Solutions Private Limited (“iSarla India” or “foreign subsidiary”) a foreign subsidiary in India to provide consulting and technology expertise related to software and hardware internet based products and commerce.  iSarla Inc. contributed $26,000 in cash to acquire 99.99% ownership in iSarla India.  There was no gain or loss recorded as a result of this business combination.  The results of iSarla India operations have been included in the consolidated financial statements since the date of acquisition.

2.              Principles of consolidation

The consolidated financial statements include the consolidated income statement and the consolidated cash flow statement of iSarla Inc. and its wholly owned subsidiary.

All material inter-company transactions and balances, between the entities included in the consolidated financial statements, have been eliminated.

3.              Use of estimates

In preparing the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America, the Company’s management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period; actual results could differ from those estimates. The management’s estimates for allowance for uncollectible amounts, the useful life of tangible and intangible assets and realization of deferred tax assets represent some of the estimates.

4.              Foreign currency transactions and translation

The financial statements of the Company’s foreign subsidiary are measured using the local currency as the functional currency.  The financials of the Company’s foreign operations are translated into U.S. Dollars using the following rates: closing rate of exchange for monetary items, transaction date rate for non-monetary items, and weighted average rate for income statement items.  Resultant foreign currency translation adjustment has been recorded in accumulated other comprehensive income (loss) in stockholder’s equity.

5.              Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with original maturities of three months or less to be cash and cash equivalents

6.              Amortization

Intangible assets consist of the Company’s domain name, a customer relationship agreement and various software license agreements.  They are being amortized on a straight-line basis over their estimated economic lives of 15, 5 and 3 years respectively.  Amortization expense was $40,273 for 2006.

7.              Revenue recognition

The company derives revenues primarily from software development, custom contracts and related services, set-up fees, licensing of software products and from consulting services.

Arrangements with customers for software development, custom contracts and related services are either on a fixed price, fixed timeframe or on a time and material basis. Revenue on time-and-material contracts is recognized as the related services are performed and revenue from the end of the last billing to the balance sheet date is recognized as unbilled revenues. Revenue from fixed-price, fixed-timeframe contracts is recognized as per the percentage-of-completion method. Guidance has been drawn from paragraph 95 of Statement of Position (SOP) 97-2, Software Revenue Recognition, to account for revenue from fixed price arrangements for software development and related services in conformity with SOP 81-1. The input (efforts expended) method has been used to measure progress towards completion as there is a direct relationship between input and productivity. Revenue from set-up fees is recognized as the related set-up service is performed. Provisions for estimated losses, if any, on uncompleted contracts are recorded in the period in which such losses become probable based on the current contract estimates. Costs and earnings in excess of billings are classified as unbilled revenue while billings in excess of costs and earnings are classified as deferred revenue.

In accordance with SOP 97-2, license fee revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the license fee is fixed and determinable, and the collection of the fee is probable. Arrangements to deliver software products generally have three elements: license, implementation and Annual Technical Services (ATS). The company has applied the principles in SOP 97-2 to account for revenue from these multiple element arrangements.

Revenues from consulting services are recognized on both, the time-and-material and fixed-price, fixed-timeframe basis. Revenue on time-and-material contracts is recognized as the related services are rendered. Revenue from fixed-price, fixed-timeframe contracts is recognized as per the proportional performance method using an output measure of performance.

When the company receives advances for services and products, such amounts are reported as client deposits / deferred revenue until all conditions for revenue recognition are met.

The Company had $1,420,960 of deferred revenue at December 31, 2006, consisting of primarily payments received on short and long term contracts related to licensing its intellectual property.  The related revenue is recognized over the contractual period upon compliance with all conditions of revenue recognition.  Substantially all of the revenue advanced was from one customer which is also a stockholder of the Company.

8.              Allowance for doubtful accounts

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of their customers to make required payments.  Management analyzes accounts receivable and the composition of the accounts receivable aging, historical bad debts, current economic trends and customer credit worthiness when evaluating the adequacy of the allowance for doubtful accounts. Bad debt expense is included in marketing and selling expenses in the consolidated statements of operations.

Allowance for doubtful accounts as on January 1, 2006	19,135
Add: Provision for the year	49,842
Less : Bad debts written off	(24,918)
Allowance for doubtful accounts as on December 31, 2006	44,059

9.              Income taxes

The Company accounts for its income taxes using the Statement of Financial Accounting Standards (SFAS) No. 109 “Accounting for Income Taxes”, which requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss and tax credit carry forwards.  Deferred tax expense or benefit is provided based on the estimated future tax effect of differences between financial statement carrying amounts and the tax basis of existing assets and liabilities.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the timing of the temporary differences becoming deductible.  Management intends on reinvesting its foreign earnings indefinitely and has no current intentions of repatriating any amounts.  Accordingly, no U.S. income taxes have been provided for any unremitted earnings of its foreign subsidiary.

10.         Property, plant and equipment

Property and equipment are stated at cost, less accumulated depreciation.

The cost of software purchased for internal use is accounted under SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.

The company evaluates the recoverability of these assets whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets. Assets to be disposed are reported at the lower of the carrying value or the fair value less the cost to sell.

When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in income.  Maintenance, repairs, and renewals that do not materially prolong the useful life of an asset are expensed as incurred. Fully depreciated assets are not removed from the accounts until physical disposition.  Depreciation is provided on the straight-line method over the estimated useful lives of the assets. The software development cost amortization for the year is $673,034

The estimated useful lives of the assets are as follows:

Equipment	5 years
Furniture and fixtures	5 to 7 years
Vehicles	5 years
Leasehold improvements	39 years
Computers equipments	3 years
Software development cost	3 Years

11.       Advertising

The Company expenses all advertising costs as they are incurred. Amount of advertising expense for the year was $91,611

12.       Fair value of instruments

At December 31, 2006 the fair value of cash and cash equivalents, accounts receivable and accounts payable approximated carrying value because of the short-term nature of these instruments.

13.       Software product development costs

Research and development costs are expensed as incurred.  The Company expenses the costs of planning, designing and establishing the technological feasibility of its web-based computer software product under SFAS 86 “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed”.  After the technological feasibility has been established, costs are capitalized and eventually charged to cost of revenues using the straight-line method over three years, in conformity with EITF 00-2 on Accounting for Web Site Development Costs.  Capitalized costs include only external service costs and payroll for employees who are directly associated with and devote time to developing software modules.

14.       Rent normalization

The Company’s foreign subsidiary has entered into a lease for its premises.  This lease has a fixed escalation clause or other features which require normalization of the rental expense over the life of the lease resulting in prepaid rent being reflected in the accompanying consolidated balance sheet.

15.       Impairment of long-lived assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”), the Company periodically reviews the carrying value of its property and equipment, software development costs and its intangible assets, with finite lives, to test whether current events or circumstances indicate that such carrying value may not be recoverable.  If the tests indicate that the carrying value of the asset is greater than the expected undiscounted cash flows to be generated by such asset, then an impairment adjustment needs to be recognized.  Such adjustment consists of the amount by which the carrying value of such asset exceeds its fair value.  The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows from such asset using an appropriate discount rate.  Considerable management judgment is necessary to estimate the fair value of assets, and accordingly, actual results could vary significantly from such estimates.  Assets to be disposed of are carried at the lower of their carrying value or fair value less costs to sell.  There were no impairments recorded in 2006.

16.       Stock-based compensation

Until December 31, 2005, the company applied the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation an interpretation of APB Opinion No. 25, issued in March 2000, to account for its fixed stock option plans. Under this method, compensation expense is recorded on the date of grant only if the current fair market value of the underlying stock exceeds the exercise price. SFAS 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS 123, the Company elected to continue to apply the intrinsic value-based method of accounting described above until December 31, 2005.

From January 1, 2006, the company adopted FASB Statement No.123 (revised 2004), Share-Based Payment using the modified prospective approach. The fair value of each option granted by iSarla Inc. is estimated on the date of grant using Black-Scholes model with the following assumptions:

2006
Dividend yield %	0%
Expected Life	1-4 years
Risk free interest rate	4.28%
Volatility	35%

For stocks issued to non-employees for rendering of consulting services, the Company has adopted EITF 96-18 and recorded compensation expense at fair market value of the services rendered.

Under the terms of the Company’s 2000 Long-Term Stock Incentive Plan and its amendments (the “Plan”), employees, non-employee members of the Board and any consultant or other key person providing key services to the Company may be granted options to purchase the Company’s stock at no less than 100% of the fair market value on the date the option is granted.  The maximum number of shares that may be issued is 12,000,000.  Options generally vest from one to four years from the date of the grant and have a maximum term of 10 years.

Presented below is a summary of movement in stock options during 2006:

Exercise			Converted
Price	12/31/2005	Terminated	to Stock	Exercised	Granted	12/31/2006
0.02	8,710,491	(50,000)	(8,029,891)	(600,000)	0	30,600
0.03	60,000	—	—	—	0	60,000
0.04	714,280	—	(714,280)	—	0	0
0.08	47,203	—	—	—	0	47,203
0.1	2,137,343	(242,475)	(815,000)	—	0	1,079,868
0.12	—	—	—	—	434,750	434,750
0.33	197,500	(45,000)	—	—	0	152,500
	11,866,817	(337,475)	(9,559,171)	(600,000)	434,750	1,804,921

The company recorded stock compensation expense of $ 246,455 during the year ended December 31, 2006.

NOTE B - PENSION PLAN

The Company has a 401(k) profit Sharing Plan and Trust for all employees meeting certain eligibility requirements.  Employees may contribute 1% to 25% of their eligible compensation up to an amount not to exceed an annual statutory maximum.  Generally, matching and profit-sharing contributions vest annually over a six year period.  Matching contributions are paid in cash and total 30% of each employee’s salary deferral subject to a maximum of 10% of annual compensation.  Profit-sharing contributions are discretionary.  The Company did not provide any matching contribution to the plan for the year 2006.

Effective February 1, 2002, the Company adopted certain amendments to its pension plan.  Concurrent with these amendments, the Company lowered its matching contribution to a discretionary percentage of each participant’s elective salary reduction not to exceed 5% of annual compensation.  The matching contribution percentage rate is determined annually by management.

In accordance with Indian law, employees of the foreign subsidiary are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. iSarla India has no further obligations under the plan beyond its monthly contributions. These contributions are made to the fund administered and managed by the Government of India. iSarla India’s monthly contributions are charged to income in the period they are incurred.

NOTE C - PROPERTY AND EQUIPMENT

Following is a summary of property and equipment at December 31, 2006:

2006
Equipment	477,292.00
Furniture and fixtures	133,565.00
Vehicles	152,890.00
763,747.00
Less: Accumulated Depreciation	(290,887.00)
Total	472,860.00

Depreciation expense for 2006 was $190,607.

NOTE D - SIGNIFICANT CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts.  Management believes it is not exposed to any significant credit risk on cash.

The Company performs on going credit evaluations and requires no collateral.  A provision for potential credit losses is based upon expected collectibility, its history of past write-offs and other factors.

NOTE E - LEASES

The Company had entered into a lease for its headquarters in April 2004 and amended it shortly thereafter in December 2004.  The term of the lease was for the period April 1, 2004 to December 31, 2006 and required monthly payments of $5,000.  Rental expense amounted to $60,000 in 2006. This lease is renewed for a further period of one year to December 31, 2007. It is cancelable by giving four months prior notice and the rent outgo for 2007 is expected at $60,000.

The Company has entered into real estate leases to provide housing for its outside consultants.  These leases are short term leases, cancelable at will of either party. Rent paid for the years ended December 31, 2006 was $28,523 and rent for 2007 is expected at $25,200.

The Company’s foreign subsidiary has entered into a 33 month lease with a related party for its office premises, effective November 1, 2006, at a fixed monthly rental of $11,000.  The rent for 2007 is expected at $132,000. Also, the foreign subsidiary has entered in to real estate leases to provide housing for its consultants. These leases are for a 22 month period, cancelable by either party by giving 30 days notice. Rent paid for the year ended December 31, 2006 was $4,414 and rent for 2007 is expected at $4,874.

NOTE F - COMMON STOCK

Currently, the Company is authorized to issue up to 50,000,000 shares of $.0001 par value common stock.  There are 45,659,972 shares issued and outstanding, totaling to common stock of $19,784, out of which 8,926,528 are held in Treasury A total of 12,000,000 shares of common stock have been reserved for issuance pursuant to the iSarla Inc. 2000 Long Term Incentive Stock Plan.

During 2006, 9,559,171 options were converted to common stock, the majority of which are restricted.  The Company also issued 7,525,000 common shares to key employees and consultants, in lieu of cash compensation.  These shares are restricted.

Shareholders holding 1,050,000 of restricted shares issued in 2001 voluntarily forfeited all such shares during the year.

During 2006 the Company submitted a tender offer to all shareholders offering to repurchase up to a maximum of 33.8754% of shares at twelve cents ($ 0.12) per share.  Shareholders participating in the tender offer had 8,926,528 shares redeemed for a total cost of $1,071,183.

NOTE G - ECONOMIC DEPENDENCY

One Fortune 500 Company which is a stockholder accounted for approximately 44% of revenues for the year 2006 with accounts receivable balance as on December 31, 2006 of $40,900.  In addition, the Company relied on four customers for approximately 17% of its total revenues for the year 2006 with accounts receivable balances as on December 31, 2006 totaled $80,651

NOTE H - RELATED PARTY TRANSACTIONS

a. The Company advanced $116,341 to major stockholders and officers.  The loans are unsecured and specify no repayment schedule.  Interest has been accrued at current market rates.

b. On January 1, 2004, the Company entered into an agreement with Sarla Software, LLC, a company controlled by majority shareholders, to acquire the rights to several of its contracts and some of its customers.  The purchase consideration of $132,000 is being amortized over 5 years, with the balance as at December 31, 2006 being $52,132.

d. During the year ended December 31, 2006, shareholders were retained for professional services and paid $172,026.

e. During the year ended December 31, 2005, the Company’s foreign subsidiary entered into a two year rental real estate contract with another foreign entity controlled by major stockholders and officers.  Total rent incurred in 2006 was $32,846.

f. iSarla Inc. receives personnel, employment, marketing and quality control services in the normal course of business from a foreign entity controlled by major stockholders and officers.  The Company made payments totaling $152,988 to this foreign entity during the year 2006.

NOTE I - COMMITMENTS

On December 1, 2005, the Company entered into a distribution agreement with a major customer and stockholder.  The Company has agreed to provide and license its products over a two year period to this customer and their respective affiliated entities.  In exchange, the Company received a refundable advance payment of $1,900,000 ($1,420,960 at December 31, 2006) which has been accounted as deferred revenue within the accompanying consolidated financial statements and recognized as revenues on a straight-line basis.  The prepayment was applied at the rate of $50,000 per month starting July 2006 to September 2006, and thereafter at the rate of $116,667 per month till exhausted.  The Company is required to meet performance metrics and perform other duties in satisfying its obligation

NOTE J - RESEARCH AND DEVELOPMENT EXPENSES

Included in “Cost of Revenues” are computer software research & development expenses of $961,002.

NOTE K - INCOME TAXES

Significant components of the company’s net deferred tax assets as of December 31, 2006 are as follows:

2006
Tax benefit carryforwards	479,000
Accruals deductible for tax purposes
when paid	28,000
Excess of financial statement over tax
basis of property and equipment	14,000
Stock compensation expense	161,000
Other	56,000
Deferred tax assets	738,000

SFAS. No. 109 specifies that deferred tax assets are to be reduced by a valuation allowance if it is more than likely than not that some portion or all of the deferred tax asset will not be realized.  During the year ended December 31, 2005, the Company had determined that all of their deferred tax assets will be realized due to the expectation of taxable income in the near future.  Therefore, the valuation allowance was reduced from $600,000 to Nil and correspondingly recorded within the consolidated statement of income.  For the year ended December 31, 2006 the Company had also determined that the valuation allowance is Nil.  The company has the following net operating loss to offset future taxable income as of December 31, 2006:

Type	Amount	Year Expires
Federal	$1,510,000	2020 to 2024
State	$900,000	2008 to 2011

NOTE L - SUBSEQUENT EVENT

Subsequent to year end the Company granted approximately 1,070,000 options at $0.12 exercise price to employees and consultants.